Exhibit 10.16

SECURITY AGREEMENT

1. THE SECURITY. The undersigned, Medialink Worldwide Incorporated, a Delaware corporation (the “Pledgor”) and all of the subsidiaries of the Pledgor exclusive of the Excluded Subsidiaries (as defined in the Amendment and Waiver Agreement dated October 6, 2008 (the “Subsidiaries” and together with the Pledgor, the “Debtors”), hereby assign and grant to the holders of the Pledgor’s Variable Rate Convertible Debentures (collectively, the “Debentures”), signatory hereto, their endorsees, transferees and assigns (collectively, the “Creditors”), a security interest in all assets of the Debtors, now owned or hereafter acquired, including the following described property now owned or hereafter acquired by the Debtors (the “Collateral”):

(a) All accounts, contract rights, chattel paper, instruments, deposit accounts, letter of credit rights, payment intangibles and general intangibles, including all amounts due to each Debtor from a factor; and all returned or repossessed goods which, on sale or lease, resulted in an account or chattel paper.

(b) All inventory, including all materials, work in process and finished goods.

(c) All machinery, furniture, fixtures and other equipment of every type now owned or hereafter acquired by the Pledgor.

(d) All instruments, notes, chattel paper, documents, certificates of deposit, securities and investment property of every type, including, without limitation, the capital stock of all of the Subsidiaries. The Collateral shall include all liens, security agreements, leases and other contracts securing or otherwise relating to the foregoing.

(e) All general intangibles, including, but not limited to: (i) all patents, and all unpatented or unpatentable inventions, (ii) all trademarks, service marks, and trade names, (iii) all copyrights and literary rights, (iv) all computer software programs, (v) all mask works of semiconductor chip products, and (vi) all trade secrets, proprietary information, customer lists, manufacturing, engineering and production plans, drawings, specifications, processes and systems. The Collateral shall include all good will connected with or symbolized by any of such general intangibles, all contract rights, documents, applications, licenses, materials and other matters related to such general intangibles; all tangible property embodying or incorporating any such general intangibles; and all chattel paper and instruments relating to such general intangibles.

(f) All negotiable and nonnegotiable documents of title covering any Collateral.

(g) All accessions, attachments and other additions to the Collateral, and all tools, parts and equipment used in connection with the Collateral.

(h) All substitutes or replacements for any Collateral, all cash or non-cash proceeds, product, rents and profits of any Collateral, all income, benefits and property receivable on account of the Collateral, all rights under warranties, indemnities and insurance contracts, letters of credit, guaranties or other supporting obligations covering the Collateral, and any causes of action relating to the Collateral.

(i) All books and records pertaining to any Collateral, including but not limited to any computer-readable memory and any computer hardware or software necessary to process such memory ("Books and Records").

2. THE INDEBTEDNESS. The Collateral secures and will secure all Indebtedness. "Indebtedness" means all debts, obligations or liabilities under the Debentures now or hereafter existing, absolute or contingent of the Debtors to the Creditors, whether voluntary or involuntary, whether due or not due, or whether incurred directly or indirectly or acquired by the Creditors by assignment or otherwise.

3. DEBTORS’ COVENANTS. Each Debtor, severally and jointly, represents, covenants and warrants that unless compliance is waived by each of the Creditors in writing:

(a) Each Debtor will properly preserve the Collateral (except for any thereof that is sold in the ordinary course of business), defend the Collateral against any adverse claims and demands, and keep accurate Books and Records.

(b) Each Debtor’s chief executive office is located in the state specified on the signature page hereof. In addition, each Debtor is incorporated in or organized under the laws of the state specified on such signature page. Each Debtor shall give the Creditors at least thirty (30) days notice before changing its chief executive office or state of incorporation or organization. The Debtors will notify the Creditors in writing prior to any change in the location of any Collateral (except to the extent the change arises from the sale thereof in the ordinary course of business), including the Books and Records.

(c) Each Debtor will notify the Creditors, in writing, prior to any change in the Debtor’s name, identity or material change in its business structure.

(d) Except as set forth on Exhibit B attached hereto, or except as otherwise specifically contemplated by this Agreement or unless otherwise agreed, each Debtor has not granted and will not grant any security interest in any of the Collateral except to the Creditors, and will keep the Collateral free of all liens, claims, security interests and encumbrances of any kind or nature except the security interest of the Creditors.

(e) Each Debtor will promptly notify the Creditors, in writing, of any event which materially affects the value of the Collateral, the ability of the Debtors or the Creditors to dispose of the Collateral, or the rights and remedies of the Creditors in relation thereto, including, but not limited to, the levy of any legal process against any Collateral and the adoption of any marketing order, arrangement or procedure affecting the Collateral, whether governmental or otherwise.

(f) Each Debtor, severally and jointly, shall pay all costs necessary to preserve, defend, enforce and collect the Collateral, including but not limited to taxes, assessments, insurance premiums, repairs, rent, storage costs and expenses of sales, and any costs to perfect the security interest of the Creditors (collectively, the “Collateral Costs”). Without waiving such Debtor’s default for failure to make any such payment, the Creditors, following any such failure, at its option may pay any such Collateral Costs, and discharge encumbrances on the Collateral, and such Collateral Costs payments shall be a part of the Indebtedness and bear interest at the rate set out in the Indebtedness. Each Debtor, severally and jointly, agrees to reimburse the Creditors on demand for any Collateral Costs reasonably incurred.

(g) Until the Creditors exercise their rights to make collection, the Debtors will diligently collect all Collateral.

(h) If any Collateral is or becomes the subject of any registration certificate, certificate of deposit or negotiable document of title, including any warehouse receipt or bill of lading, each Debtor shall immediately deliver such document to the Creditors, together with any necessary endorsements.

(i) The Debtors will not sell, lease, agree to sell or lease, or otherwise dispose of any Collateral generating proceeds (A) in excess of $15,000 in any one or a series of related transactions or (B) in excess of $100,000 in the aggregate, except with the prior written consent of the Creditors; provided, however, that the Debtors may, without the consent of the Creditors, (1) sell inventory in the ordinary course of business or (2) sell all or substantially all of the assets of the Debtors in a transaction provided that, as a condition to any such sale, the Debentures shall be redeemed in full, including all outstanding interest, costs and expenses (the “Outstanding Obligations”), at closing pursuant to an escrow account in which a sufficient amount of the proceeds from such sale to cover the Outstanding Obligations are paid to and distributed directly to the holders of the Debentures.

(j) Each Debtor will maintain and keep in force insurance covering the Collateral against fire and extended coverage, to the extent that any Collateral is of a type which can be so insured. Such insurance shall require losses to be paid on a replacement cost basis and include a loss payable endorsement in favor of the Creditors in a form reasonably acceptable to the Creditors. Upon the request of the Creditors, the Debtors shall deliver to the Creditors a certificate of insurance listing all insurance in force.

(k) The Debtors will not attach any Collateral to any real property or fixture in a manner which might cause such Collateral to become a part thereof unless the Debtor first obtains the written consent of any owner, holder of any lien on the real property or fixture, or other person having an interest in such property to the removal by the Creditors of the Collateral from such real property or fixture. Such written consent shall be in form and substance reasonably acceptable to the Creditors and shall provide that the Creditors have no liability to such owner, holder of any lien, or any other person.

(l) Exhibit A to this Agreement is a complete list of all patents, trademark and service mark registrations, copyright registrations, mask work registrations, and all applications therefore, in which each Debtor has any right, title, or interest, throughout the world. Each Debtor will promptly notify the Creditors of any acquisition (by adoption and use, purchase, license or otherwise) of any patent, trademark or service mark registration, copyright registration, mask work registration, and applications therefore, and unregistered trademarks and service marks and copyrights, throughout the world, which are granted or filed or acquired by any Debtor after the date hereof or which are not listed on such Exhibit. Each Debtor authorizes the Creditors, without notice to any Debtor, to modify this Agreement by amending such Exhibit to include any such Collateral.

(m) Each Debtor will, at its expense, diligently prosecute all material patent, trademark or service mark or copyright applications pending on or after the date hereof, will maintain in effect all issued patents and will renew all trademark and service mark registrations, including payment of any and all maintenance and renewal fees relating thereto, except for such patents, service marks and trademarks that are being sold, donated or abandoned by the Debtors pursuant to the terms of its intellectual property management program. Each Debtor also will promptly make application on any material patentable but unpatented inventions, material registerable but unregistered trademarks and service marks, and material copyrightable but uncopyrighted works. Each Debtor will at its expense protect and defend all rights in the Collateral against any material claims and demands of all persons other than the Creditors and will, at its expense, enforce all rights in the Collateral against any and all infringers of the Collateral where such infringement would materially impair the value or use of the Collateral to the Debtors or the Creditors. No Debtor will license or transfer any of the Collateral, except for such licenses as are customary in the ordinary course of the Debtors’ business, or except with the prior written consent of each of the Creditors, which consent shall not be unreasonably withheld.

4. ADDITIONAL OPTIONAL REQUIREMENTS. Each Debtor agrees that the Creditors may, at their option at any time, whether or not any Debtor is in default:

(a) Require the Debtors to deliver to the Creditors (i) copies of or extracts from the Books and Records, and (ii) information on any contracts or other matters affecting the Collateral.

(b) Examine the Collateral, including the Books and Records, and make copies of or extracts from the Books and Records, and for such purposes enter at any reasonable time, with or without prior notice, upon the property where any Collateral or any Books and Records are located.

(c) Require each Debtor to deliver to the Creditors any instruments, chattel paper or letters of credit which are part of the Collateral, and to assign to the Creditors the proceeds of any such letters of credit.

(d) Notify any account debtors, any buyers of the Collateral, or any other persons of the Creditors’ interest in the Collateral; provided, however, that the Creditors may make such notification under this Section 4(d) only if (A) the Debtor is in default or (B) an event has occurred which, with the passage of time or notice by the Creditors, the Debtor will be in default.

5. DEFAULTS. Any one or more of the following shall be a default hereunder:

(a) Any Indebtedness is not paid when due, or any default occurs under any agreement relating to the Indebtedness, after giving effect to any applicable grace or cure periods.

(b) Any Debtor breaches any term, provision, warranty or representation under this Agreement or under any other obligation of the Debtor to the Creditor, and such breach remains uncured after any applicable cure period.

(c) Any Creditor fails to have an enforceable lien on or security interest in the Collateral due to the action or inaction on the part of the Debtor.

(d) Any custodian, receiver or trustee is appointed to take possession, custody or control of all or a material portion of the Collateral.

(e) Any involuntary material lien of any kind or character attaches to any Collateral, except for liens for taxes not yet due.

6. CREDITOR’S REMEDIES AFTER DEFAULT. In the event of any default, the Creditors may do any one or more of the following:

(a) Declare any Indebtedness immediately due and payable, without notice or demand.

(b) Enforce the security interest given hereunder pursuant to the Uniform Commercial Code and any other applicable law.

(c) Require the Debtors to obtain the Creditors’ prior written consent to any sale, lease, agreement to sell or lease, or other disposition of any Collateral consisting of inventory.

(d) Require the Debtors to segregate all collections and proceeds of the Collateral so that they are capable of identification and deliver daily such collections and proceeds to the Creditors in kind.

(e) Require the Debtors, to the extent not previously required, to direct all account debtors to forward all payments and proceeds of the Collateral to a post office box or account under the Creditors’ exclusive control.

(f) Require the Debtors to assemble the Collateral, including the Books and Records, and make them available to the Purchaser at a place designated by the Creditors.

(g) Enter upon the property where any Collateral, including any Books and Records, are located and take possession of such Collateral and such Books and Records, and use such property (including any buildings and facilities) and any of the Debtors’ equipment, if the Creditor deems such use necessary or advisable in order to take possession of, hold, preserve, process, assemble, prepare for sale or lease, market for sale or lease, sell or lease, or otherwise dispose of, any Collateral.

(h) Demand and collect any payments on and proceeds of the Collateral. In connection therewith, each Debtor irrevocably authorizes the Creditors to endorse or sign the Debtor’s name on all checks, drafts, collections, receipts and other documents, and to take possession of and open the mail addressed to the Debtor and remove therefrom any payments and proceeds of the Collateral.

(i) Grant extensions and compromise or settle claims with respect to the Collateral for less than face value, all without prior notice to any Debtor.

(j) Use or transfer any of the Debtors’ rights and interests in any Intellectual Property now owned or hereafter acquired by any Debtor, if the Creditors deem such use or transfer necessary or advisable in order to take possession of, hold, preserve, process, assemble, prepare for sale or lease, market for sale or lease, sell or lease, or otherwise dispose of, any Collateral. The Debtors agree that any such use or transfer shall be without any additional consideration to any Debtor. As used in this paragraph, "Intellectual Property" includes, but is not limited to, all trade secrets, computer software, service marks, trademarks, trade names, trade styles, copyrights, patents, applications for any of the foregoing, customer lists, working drawings, instructional manuals, and rights in processes for technical manufacturing, packaging and labeling, in which any Debtor has any right or interest, whether by ownership, license, contract or otherwise.

(k) Have a receiver appointed by any court of competent jurisdiction to take possession of the Collateral. Each Debtor hereby consents to the appointment of such a receiver and agrees not to oppose any such appointment.

(l) Take such measures as the Creditors may deem necessary or advisable to take possession of, hold, preserve, process, assemble, insure, prepare for sale or lease, market for sale or lease, sell or lease, or otherwise dispose of, any Collateral, and each Debtor hereby irrevocably constitutes and appoints the Creditors as the Debtors’ attorneys-in-fact to perform all acts and execute all documents in connection therewith.

(m) Exercise any other remedies available to the Creditors at law or in equity.

7. MISCELLANEOUS.

(a) Any waiver, express or implied, of any provision hereunder and any delay or failure by any Creditor to enforce any provision shall not preclude any Creditor from enforcing any such provision thereafter.

(b) The Debtors shall, at the request of any of the Creditors, execute such other agreements, documents, instruments, or financing statements in connection with this Agreement as the Creditors may reasonably deem necessary.

(c) This Agreement shall be governed by and construed according to the laws of the State of New York, to the jurisdiction of which the parties hereto submit.

(d) All rights and remedies herein provided are cumulative and not exclusive of any rights or remedies otherwise provided by law. Any single or partial exercise of any right or remedy shall not preclude the further exercise thereof or the exercise of any other right or remedy.

(e) All terms not defined herein are used as set forth in the Uniform Commercial Code.

(f) In the event of any action by the Creditors to enforce this Agreement or to protect the security interest of the Creditors in the Collateral, or to take possession of, hold, preserve, process, assemble, insure, prepare for sale or lease, market for sale or lease, sell or lease, or otherwise dispose of, any Collateral, the Debtors agree to immediately pay the costs and expenses thereof, together with reasonable attorney's fees and allocated costs for in-house legal services to the extent permitted by law.

(g) In the event any of the Creditors seek to take possession of any or all of the Collateral by judicial process, the Debtors hereby irrevocably waive any bonds and any surety or security relating thereto that may be required by applicable law as an incident to such possession, and waives any demand for possession prior to the commencement of any such suit or action.

(h) This Agreement shall constitute a continuing agreement, applying to all future as well as existing transactions, whether or not of the character contemplated at the date of this Agreement, and if all transactions between the Creditors and the Debtors shall be closed at any time, shall be equally applicable to any new transactions thereafter.

(i) The Creditors’ rights hereunder shall inure to the benefit of its successors and assigns. In the event of any assignment or transfer by any Creditors of any of the Indebtedness or the Collateral, such Creditors thereafter shall be fully discharged from any responsibility with respect to the Collateral so assigned or transferred, but such Creditors shall retain all rights and powers hereby given with respect to any of the Indebtedness or the Collateral not so assigned or transferred. All representations, warranties and agreements of the Debtors shall be binding upon the successors and assigns of the Debtors.

(j) The Debtors agree that the Collateral may be sold as provided for in this Agreement and expressly waives any rights of notice of sale, advertisement procedures, or related provisions granted under applicable law, including the New York Lien Law.

8. AGENT. Each Creditor hereby appoints Rockmore Investment Master Fund Ltd. to act as its agent (“Agent”) for purposes of exercising any and all rights and remedies of the Creditors hereunder and to take all actions that the Creditors may or could take hereunder. Unless any provision of this Agreement specifically requires all Creditors to take a specific action or exercise a specific remedy, each Creditor agrees that Agent shall exercise any and all rights and remedies of the Creditors hereunder and take all actions that the Creditors may or could take hereunder. In addition, unless otherwise specifically required, any notice the Debtors may give to Creditors hereunder may instead be given only to Agent. The Agent shall have the rights, responsibilities and immunities set forth in Annex A hereto.

The parties executed this Agreement as of October __, 2008.

MEDIALINK WORLDWIDE INCORPORATED		Address:

By:		State of Incorporation:
Name:
Title:

[INSERT NAMES OF ADDITIONAL DEBTORS]

By:
Name:
Title:

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[SIGNATURE PAGE OF CREDITORS TO MDLK SECURITY AGREEMENT]

Name of Investing Entity: __________________________________

Signature of Authorized Signatory of Investing entity: _________________________________

Name of Authorized Signatory: _________________________________

Title of Authorized Signatory: __________________________________

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